SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange
Act of 1934

Date of the Report (Date of earliest event reported): August 17, 2000

Commission File Number: 1-9383


WESTAMERICA BANCORPORATION
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(Exact name of registrant as specified in its charter)


CALIFORNIA
------------------------
(State of incorporation)


94-2156203
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(I.R.S. Employer Identification Number)


1108 FIFTH AVENUE, SAN RAFAEL, CALIFORNIA 94901
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(Address of principal executive offices and zip code)


(415) 257-8000
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(Registrant's area code and telephone number)


Item 5: Other Events

On August 17, 2000, the acquisition of First Counties Bank, Clearlake, California, by Westamerica Bancorporation (the "Company") became effective as of beginning of business day. The acquisition, which was announced on March 15, 2000, was approved by First Counties Bank shareholders on June 22, 2000, and by the Federal Reserve Board on August 2, 2000.

Pursuant to the terms of the Merger Agreement, each outstanding share of First Counties Common Stock will be exchanged for .8035 shares of the Company's Common Stock. No gain or loss for tax purposes will be recognized by First Counties Bank shareholders, except with respect to cash received in lieu of fractional shares. The final exchange ratio reflects adjustments based on the Company's stock price and certain significant liabilities of First Counties Bank, as defined in the Merger Agreement. Based on the closing price of $29.38 of the Company's Common Stock on August 16, 2000, the acquisition would be valued at approximately $19.7 million.

The combined company will operate as a multi-bank holding company with approximately $3.9 billion in assets and 94 branches in Northern and Central California.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Westamerica Bancorporation


/s/ DENNIS R. HANSEN
------------------------------------
Dennis R. Hansen, SVP and Controller



Item 7:  Financial Statements and Exhibits

(c) The following is furnished in accordance with the provisions of Item 601 of Regulation S-K.

    (99.1) Press release dated August 17, 2000

INDEX TO EXHIBITS

                                             Sequentially
Exhibit No.       Description                Numbered Page
-----------       -------------------        --------------
  (99.1)          Press release dated              3
                  August 17, 2000


EXHIBIT 99.1
------------

WESTAMERICA BANCORPORATION

PRESS RELEASE

August 17, 2000

For additional information contact:
E. Joseph Bowler
Senior Vice President/Treasurer
(707) 863-6840


ACQUISITION OF FIRST COUNTIES BANK FINALIZED
--------------------------------------------
San Rafael, CA: Westamerica Bancorporation (NASDAQ: WABC), announced today that the acquisition of First Counties Bank was finalized today. The acquisition, which was announced
March 15, 2000, was approved by First Counties Bank shareholders on June 22, 2000 and by the Federal Reserve
Board on August 2, 2000.

Under the terms of the Merger Agreement, each outstanding share of First Counties Bank common stock will be exchanged for .8035 shares of Westamerica common stock which will result in the issuance of approximately 670,000 new shares.
At June 30, 2000, Westamerica Bancorporation had approximately 36.1 million shares of common stock outstanding. Based upon Westamerica's closing stock price of $29.38 on August 16, 2000, the acquisition would be valued at approximately $19.7 million. First Counties Bank will operate as a separate bank subsidiary of Westamerica Bancorporation until its expected merger with and into Westamerica Bank during September 2000. The merger of First Counties Bank into Westamerica Bank remains subject to pending applications with the Federal Reserve Bank of San Francisco and the California Commissioner of Financial Institutions.

First Counties Bank has approximately $91 million in assets and offices in Lake, Napa, and Colusa counties. Westamerica Bancorporation, with $3.9 billion in assets at June 30, 2000, currently operates through its subsidiary banks' 94 branches throughout 23 counties in Northern and Central California.

Westamerica Bancorporation Web Address: www.westamerica.com

FORWARD LOOKING INFORMATION

This press release includes forward-looking information which is subject to the "safe harbor" created by Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements (which involve the Company's plans, beliefs and goals, refer to estimates or use similar terms) involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; a potential declining health of the economy, either nationally or regionally; the deterioration of credit quality, which could cause an increase in the provision for loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in the California real estate market; certain operational risks involving data processing systems or fraud; volatility of rate-sensitive deposits; asset/liability matching risks and liquidity risk; and changes in the securities markets. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements. For additional information concerning risks and uncertainties related to the Company and its operations please refer to the Company's Annual Report on Form 10-K for the year ended December 31. 1999.